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                                                                Exhibit 10.19




                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of March 4, 1997 among USFI Network K.K., a Japanese corporation ("USFI-Network), Nihon-TelePassport K.K., a Japanese corporation ("NTP"), USFI-Japan, L.L.C., a Delaware limited liability company ("USFI-Japan"), USFI, INC., a New York corporation ("USFI"), Asahi Telecom Co., Ltd., a Japanese corporation ("Asahi") and A.T. Net K.K., a Japanese corporation ("A.T. Net"):

                  WHEREAS, USFI-Japan and Asahi are the sole shareholders of NTP, a corporation formed for the purposes of providing certain telephone services in Japan, and are also parties to certain agreements related to the operations of NTP and providing for certain rights and obligations of the parties thereto, including but not limited to a Shareholders' Agreement dated as of March 13, 1995 and an Omnibus Restructuring Agreement dated as of September 23, 1996 the (the "Omnibus Agreement");

                  WHEREAS, USFI-Japan, USFI-Network and Asahi have agreed to the sale of USFI-Japan's interest in NTP to Asahi and the acquisition of certain assets of NTP by USFI-Network pursuant to the terms of a NTP Purchase and Sale (the "P&S Agreement") being entered into concurrently herewith; and

                  WHEREAS, in connection with the P&S Agreement the parties hereto have agreed to enter into certain ancillary agreements and have agreed on certain rights and obligations with respect to A.T. Net, a wholly-owned subsidiary Asahi, as set forth herein,

                  NOW, THEREFORE, the parties agree as follows:

                  1. Grant of Option

                           In consideration of the termination of the Omnibus
Agreement in accordance with the P&S Agreement and in particular the provisions of Sections 6.4 and 8.2 of the Omnibus Agreement, A.T. Net agrees to the terms of this Agreement and A.T. Net hereby grants to USFI-Network an option (the "Option") to acquire pursuant to the terms of Paragraph 2 hereof shares of the common stock of A.T. Net, which shares when added to all issued and outstanding shares and shares which are otherwise subject to outstanding subscriptions, options, warrants or any other obligation of A.T. Net to issue shares of common stock as well as A.T. Net's plans to issue shares to Banks as referred to in
Schedule 8.4 hereof shall represent 10% of the outstanding capital stock of A.T. Net on a fully-diluted basis.

                  2. Terms of Option

                           2.1 The Option exercise price (the "Exercise Price")
shall equal 360,000,000 yen divided by the number of shares subject to the
Option (as computed pursuant to Paragraph 1 hereof).
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                           2.2 The Option may be exercised, in whole or part, at
any time by notice (the "Exercise Notice") in writing by USFI-Network to A.T.
Net on or before March 31, 1997. If the Option is exercised, A.T. Net and Asahi will take all action necessary under the Japanese Commercial Code and A.T. Net's Articles of Incorporation to issue to USFI-Network such number of A.T. Net common shares as are specified in the Exercise Notice at the Exercise Price. The Exercise Price shall be paid on or before May 31, 1997, provided that if the presently contemplated initial public offering of stock of TelePassport Inc., a Delaware corporation, is not closed by May 31, 1997, such payment date shall be extended to a date which is 60 days after the closing of such public offering, but in any event to not later than July 31, 1997. It is agreed that in the event USFI-Network exercises the Option and then fails to make payment of the Exercise Price the sole remedy of A.T. Net shall be the cancellation of any rights USFI-Network may have to shares of A.T. Net that are subject to the Option. USFI-Network shall keep A.T. Net advised of the progress of the public offering.

                           2.3 Within ten days of receipt of payment of the
Exercise Price, A.T. Net shall issue to USFI-Network certificates representing the shares of common stock attributable thereto.

                           2.4 If between the date hereof and the date of
issuance of shares pursuant to the Option, A.T. Net shall issue or authorize the issuance of any additional shares of common stock or securities convertible into common stock, the number of shares subject to the Option and the Exercise Price shall be adjusted so that at all times the number of shares subject to the Option shall equal 10% of the sum of all issued and outstanding shares and shares which are otherwise subject to outstanding subscriptions, options, warrants or other obligations of A.T. Net to issue shares, and the Exercise Price shall be adjusted so that the aggregate Exercise Price for all shares shall not exceed 360,000,000 yen.

                  3. Directorship

                           3.1 Effective on the execution of this Agreement,
USFI-Network shall be permitted to designate one director (the "USFI Director") to the Board of Directors of A.T. Net for so long as the USFI Provider Reseller Agreement dated the date hereof between USFI-Network, A.T. Net and Asahi (the "USFI Provider Reseller Agreement") is in effect.

                           3.2 USFI-Network shall have the right to designate,
remove and designate the replacement of the USFI Director. Asahi agrees to vote its shares of A.T. Net and to cause any holders under its control to vote in favor of the election of the USFI Director and Asahi and A.T. Net agree to use their best efforts to cause the other shareholders of A.T. Net to vote their shares in favor of the USFI Director.

                  4. First Refusal

                           Until A.T. Net common stock is registered and
publicly traded in either the United States or Japan, prior to any sale by USFI-Network, USFI-Network will give notice to Asahi of its intention to sell its shares and the proposed sales price therefor. Asahi shall have

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the right (which it may assign to all or some of its shareholders) to elect, by notice given to USFI-Network within five business days of receipt of the notice from USFI-Network to purchase at the proposed sale price all of the shares (but not less than all) that USFI-Network proposes to sell. If no notice to purchase is received within said five business day period by USFI-Network it shall be free for a period of 180 days to sell the shares it proposed to sell at a price equal to 90% or higher of the proposed sales price. If a notice of purchase is received a closing with respect to the sale shall take place at the offices of Asahi five business days after receipt by USFI-Network of the notice to purchase.

                  5. Minority Protection

                           5.1 From and after the date that USFI-Network has
exercised the Option and has contributed at least 180,000,000 yen to the capital of A.T. Net, Asahi and A.T. Net agree that:

                                    (a) except with the consent of USFI-Network:

                                         (i) A.T. Net will not issue shares of
stock to any other party at a price per share of less than the product of (A) 5/3 and (B) the Exercise Price, rounded down to the nearest ten thousands, except for (1) not more than an aggregate of 1% of the issued and outstanding shares of A.T. Net issued to directors, officers and employees at such purchase price as the Board of Directors of A.T. Net may determine and (2) shares issued to persons who on the date hereof are the shareholders of Asahi which may be issued at a purchase price of not less than the Exercise Price per share;

                                         (ii) A.T. Net will not, directly or
indirectly, enter into any transaction with Asahi or any other affiliate, except on terms that are no less favorable to A.T. Net than those A.T. Net would obtain in a comparable arm's-length transaction with a third party that is not a stockholder or affiliate;

                                         (iii) A.T. Net will not, directly or
indirectly, redeem, purchase or otherwise acquire any of its equity securities unless it has provided all shareholders on a pro rata basis among shareholders an opportunity to have their shares of stock redeemed, purchased or otherwise acquired on the same terms; and

                                         (iv) A.T. Net will not, directly or
indirectly, make any distributions on its capital stock other than on a pro rata basis.

                                    (b) A.T. Net will:

                                         (i) provide USFI-Network with such
information concerning its business or operations as USFI-Network shall reasonably request provided that such information is in its possession or under its control; and

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                                         (ii) provide to USFI-Network within 45
days after the end of each fiscal quarter (other than the fourth fiscal quarter), the unaudited consolidated balance sheet of A.T. Net as at the end of such period and the related unaudited consolidated statements of income, surplus and cash flows for such period and year-to-date and within 90 days after the end of each fiscal year, the audited consolidated balance sheet of A.T. Net as at the end of such year and the related audited consolidated statements of income, surplus and cash flows for such year. Such statements may be prepared in Japanese and in accordance with generally accepted Japanese accounting practices.

                           5.2 No member of the A.T. Net Group (as defined
herein) shall conduct any local or domestic long distance voice and facsimile telecommunication services including those permitted by a Special Type II registration or a Type I license (or any similar or successor licenses to the foregoing) other than through A.T. Net. The provisions of this Paragraph 5.2 shall terminate and be of no further force or effect as such time as the shares of both Asahi and A.T. Net are registered and publicly traded either in the United States or in Japan.

                           5.3 The provisions of Paragraph 5.1 shall terminate
and be of no further force or effect at such time as the shares of A.T. Net are registered and publicly traded either in the United States or in Japan.

                  6. Tag Along Rights

                  In the event Asahi proposes to sell any of its shares in A.T. Net, Asahi shall give written notice of the proposed sale to USFI-Network, which notice shall include the name of the proposed purchaser, the number of shares proposed to be sold, the sales price and any other material terms. Asahi agrees that USFI-Network shall have the right to elect by notice in writing to Asahi given within five business days of receipt of the notice from Asahi, to sell the same percentage of the shares held by it as Asahi proposes to sell of the shares held by it, at the same price and to the same purchaser on the same terms. In the event of such election by USFI-Network, Asahi shall cause such purchaser to effectuate such purchase concurrent with the purchase from Asahi. USFI-Network's rights under this Paragraph 6 shall terminate on the earlier to occur of (i) the date when A.T. Net common stock is registered and publicly traded in either the United States or Japan, or (ii) the sale by USFI-Network of any of its shares of A.T. Net other than pursuant to the provisions of this Paragraph 6.

                  7. Pre-Emptive Rights

                           7.1 If, at any time prior to the date when A.T. Net
common stock is registered and publicly traded in either the United States or Japan, A.T. Net proposes to offer, issue, sell or otherwise dispose of shares of any class or series of common stock or preferred stock, or options, rights, warrants, conversion rights or appreciation rights relating thereto, or any other type of equity security (collectively, "Equity Securities") to any entity, company or person, (a) A.T. Net shall, prior to any such offer, issuance, sale or other disposition, give written notice (a "Offer Notice") to USFI-Network setting forth the purchase price of such Equity Securities, the type and aggregate number of Equity Securities or rights to acquire Equity

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Securities to be so offered, issued, sold or otherwise disposed of, the terms and conditions of such offer, issuance, sale or other disposition and the rights, powers and duties inhering in such additional Equity Securities or rights to acquire Equity Securities, and (b) USFI-Network shall have the right (the "Purchase Right") to acquire the percentage of such Equity Securities or rights to acquire Equity Securities proposed to be so offered, issued, sold or otherwise disposed of equal to the number of shares of common stock then held by USFI-Network, divided by the aggregate number of shares of A.T. Net common stock outstanding immediately prior to such offer, issuance, sale or other disposition of Equity Securities; provided, however, that the terms and conditions of this Paragraph 7 shall not apply to any offer, issuance, sale or other disposition of Equity Securities issued by A.T. Net in a public offering after which such shares will be publicly traded in the United States or Japan.

                           7.2 USFI-Network may exercise such Purchase Right, in
whole or in part, on the terms and conditions and for the purchase price set forth in the Offer Notice, by giving to A.T. Net notice to such effect, within 30 days after the giving of the Offer Notice. After the expiration of such 30 days period, A.T. Net shall have the right to offer, issue, sell and otherwise dispose of any or all of the Equity Securities referred to in the applicable Offer Notice as to which no Purchase Right has been exercised but only upon the terms and conditions, and for a purchase price not lower than the purchase price, set forth in the Offer Notice. If A.T. Net does not offer, issue, sell or otherwise dispose of the Equity Securities referred to in the applicable Offer Notice on the terms and conditions set forth in such Offer Notice within 120 days after the expiration of such 30-day period, then any subsequent proposal by A.T. Net to offer, issue, sell or otherwise dispose of such Equity Securities shall be subject to this Paragraph 7.

                  8. Representations and Warranties

                  Asahi and A.T. Net, jointly and severally, represent and warrant that:

                           8.1 A.T. Net is a corporation duly organized and
validly existing under the laws of Japan and has all requisite corporate power and authority to carry on its business as it is now being conducted.

                           8.2 A.T. Net has full corporate power and authority
to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by A.T. Net in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments, and certificates required to be executed by A.T. Net being hereinafter referred to, collectively, as the "Corporation Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by A.T. Net of this Agreement and each of the Corporation Documents has been duly authorized by all necessary corporate action on the part of A.T. Net. The Agreement has been, and each of the Corporation Documents will be duly executed and delivered by A.T. Net, and this Agreement constitutes, and the Corporation Documents when so executed and delivered will constitute, legal, valid and

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binding obligations of A.T. Net, enforceable against A.T. Net in accordance with their respective terms.

                           8.3 None of the execution and delivery by A.T. Net of
this Agreement and the Corporation Documents, or the consummation of the transactions, contemplated hereby or thereby, or compliance by A.T. Net with any of the provisions hereof and thereof will (a) conflict with, or result in the breach of, any provision of the articles of incorporation of A.T. Net, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any contract, license or order to which A.T. Net is a party or by which it or any of its properties or assets is bound or subject, (c) constitute a violation of any law applicable to A.T. Net, or (d) result in the creation of any lien upon the assets of A.T. Net. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, including, without limitation, any governmental body, is required on the part of A.T. Net in connection with the execution, delivery or performance of this Agreement or the Corporation Documents, or the compliance by A.T. Net with any of the provisions hereof or thereof.

                           8.4 The authorized capital stock of A.T. Net consists
of 4,000 shares of common stock, of which 4,000 shares are currently issued and outstanding. All of the outstanding capital stock of A.T. Net has been validly issued, is fully paid and non-assessable and is owned, beneficially and of record, by Asahi. SCHEDULE 8.4 hereto sets forth the capitalization of A.T. Net after giving effect to the additional issuances of shares referred to therein. Prior to the payment of the Exercise Price, Asahi agrees to invest the additional 100,000,000 yen referred to on Schedule 8.4. Except as otherwise provided in this Agreement, no authorized but unissued shares, no treasury shares and no other outstanding shares of capital stock of A.T. Net are subject to any option, warrant, right of conversion or purchase or any similar right. Except as otherwise provided in this Agreement, A.T. Net is not a party to or bound by any agreements, or understandings with respect to the voting, issuance, sale or transfer of any Equity Securities of A.T. Net, or, any agreement restricting the transfer or hypothecation of any such Equity Securities.

                           8.5 The shares deliverable upon exercise of the
Option, when issued and paid for in accordance with the Option, will be duly and validly issued, fully paid and nonassessable.

                           8.6 All information delivered by Asahi or A.T. Net to
USFI-Network or any of its affiliates with regard to the business, operations and financial condition of A.T. Net is true and correct in all material respects and all budgets and projections have been and will be based on good faith estimates of management.

                           8.7 Asahi and A.T. Net each has the power and
authority, to the extent legally allowed, to permit USFI-Network and its affiliates to obtain the benefits of the Special Type II registration and to provide international and national telecommunications services in

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Japan as contemplated by this Agreement and the P&S Agreement entered into concurrently herewith.

                           8.8 USFI-Network will not as a shareholder or
otherwise have any liability or obligations with respect to the debts, liabilities and obligations of A.T. Net.

                           8.9 Set forth on SCHEDULE 8.9 is a list, as of the
date hereof, of all agreements, contracts, promissory notes and other instruments, other than contracts with customers entered into in the ordinary course of A.T. Net's business (collectively, "Contracts") binding on A.T. Net or to which A.T. Net is a party: (a) that have been entered into with any affiliate of A.T. Net or (b) pursuant to the terms of which A.T. Net is to make or receive payments or incur liability in excess of 5,000,000 Yen per annum. All of such Contracts are valid, subsisting, in full force and effect and no party thereto has committed a default thereunder in any material respect nor, to the knowledge of A.T. Net, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. A.T. Net has delivered to USFI-Network a copy of all of such Contracts.

                           8.10 Except as set forth on SCHEDULE 8.10, A.T. Net
has no indebtedness to any person, firm, corporation, governmental body or any other entity. Schedule 8.10 also sets forth a description of any such indebtedness and the amount thereof.

                  9. Special Type II Registration

                  A.T. Net and Asahi agree to enter into arrangements with USFI-Network, its affiliates and successors, and their customers for the provision of services governed by their Special Type II registration to the fullest extent permitted by law. Such arrangements will be at no cost to any such person unless A.T. Net or Asahi is required to incur a cost in connection with the provision of the service in which event such cost shall be reimbursed. A.T. Net and Asahi agree to fully cooperate with USFI-Network, its affiliates, successors and customers with respect to the provision of such services. Such cooperation shall include but not be limited to the execution and filing with the appropriate governmental authority of such documents or instruments as may be required to evidence the arrangements referred to in this Paragraph 9. Nothing herein contained shall prevent USFI or USFI-Network and its affiliates and successors from applying for or obtaining a Special Type II registration or any filing, registration or license covering similar services. Each member of the A.T. Net Group agrees, upon the request of USFI-Network, to use its best efforts to assist the USFI Group in applying for and obtaining such a registration in the name of the applicable member of the USFI Group.

                  10. Private Lines

                           10.1 USFI-Network and A.T. Net agree, in compliance
with applicable law, to lease an international private line or lines (individually or collectively "IPL") between the USFI-Network point of presence ("POP") in the New York metropolitan area (presently in New York City) (the "NYPOP") and USFI's POP in Ebisu (the "TPOP"). The size of the IPL will be determined by USFI-Network engineers after consultation with A.T. Net. A.T. Net shall

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pay the cost of its portion of the IPL and the equipment needed therefor and
USFI-Network shall pay the cost of its portion of the IPL and the equipment needed therefor. A.T. Net agrees to use its best efforts to meet the technical specifications necessary for the interconnection of A.T. Net's equipment with the IDNX equipment used by USFI-Network.

                           10.2 If USFI-Network or an affiliate, in conjunction
with a Category 1 provider in Japan, should gain indefeasible right of use ownership in a fiber optic ocean cable during the term of the arrangements described in paragraph 10.1, at the option of USFI-Network, the IPL shall be rolled onto the indefeasible right of use. A.T. Net will pay an amount which is not greater than what A. T. Net would be required to pay for the IPL and USFI-Network will pay the balance. Cancellation charges of the lease will be paid by USFI-Network.

                           10.3 A.T. Net and USFI-Network will further discuss
and agree upon details of the arrangements to implement the provisions of this Paragraph 10.

                  11. No Impairment

                  Neither A.T. Net nor Asahi shall by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of USFI-Network hereunder. Without limiting the generality of the foregoing, A.T. Net and Asahi will take all such action as may be necessary or appropriate in order that A.T. Net may validly and legally issue fully paid and nonassessable shares of common stock upon the exercise of the Option and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable A.T. Net to perform its obligations hereunder.

                  12. Reseller Agreement

                           12.1 USFI-Network, Asahi and A.T. Net shall execute a
Reseller Agreement in the form of Exhibit B to the P&S Agreement entered into concurrent herewith pursuant to which, among other things, Asahi and A.T. Net shall be granted the right to resell the international long distances services of USFI-Network. In consideration of the execution of this Agreement by USFI, USFI-Japan and USFI-Network as well as such other agreements as may be entered into by any of them concurrently with the execution of this Agreement, Asahi, and A.T. Net agree on their own behalf, and on behalf of all of their affiliates, that except in the circumstances hereinafter described in this paragraph, USFI, USFI-Network and any successor thereto or affiliate thereof (collectively the "USFI Group") shall be the provider to A.T. Net, Asahi and any successor thereto or affiliate thereof (collectively, the "A.T. Group") of international long distance services ("International Services") as provided in such Reseller Agreement.

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                           12.2 Notwithstanding the provisions of Paragraph
12.1:

                                    (a) if the USFI-Group is unable to process
calls due to the fact that no electricity passes through the USFI-Group's switch ("system failure"), the A.T. Net Group shall be entitled to switch customers to some other carrier during the time the USFI-Group is unable to process calls. Such switching shall cease (and the customers returned to the USFI-Group) at such time as a member of the USFI-Group shall have given A.T. Net notice (which need not be in writing) that the system failure has been corrected;

                                    (b) in the event of a problem concerning the
quality of International Services, a member of the USFI-Group will discuss such matter with A.T. Net with a view to resolving it promptly;

                                    (c) if any of KDD, IDC, ITJ or other
Japanese Type I telecommunications carrier offer to A.T. Net or Asahi international rates that are lower than those offered by the USFI-Group, the USFI-Group shall have the right to either match those rates or decide to utilize such other carrier itself and the parties will discuss and decide how the savings gained shall be allocated.

                                    (d) if any customer of the A.T. Net Group in
the domestic market demands that its international calls be carried by a provider other than a member of the USFI-Group, the A.T. Net Group shall be entitled, in its discretion, to route such customer to the international carrier designated by such customer; provided, that, when the revenues from such "other" carrier customers that would have accrued to the USFI-Group if such customers had not designated an "other" carrier exceed 30% (or, from and after the date A.T. Net closes a public offering of its shares, 50%) of the quarterly gross revenues to the USFI-Group from the A.T. Net Group signed customers, the advance consent of a member of the USFI-Group to the provision of an "other" carrier to such customers exceeding 30% (or, from and after the date A.T. Net closes a public offering of shares, 50%) shall be required. Such consent will be provided or not provided in the good faith discretion of the USFI-Group. Upon request the A.T. Group will provide a member of the USFI-Group access to the appropriate records to verify the foregoing amounts.

                           12.3 Subject to the provisions of Paragraph 12.4,
paragraph 13 of the USFI Provider Reseller Agreement, entitled "Limitations of Liability", shall apply to the provision of International Services as if specifically set forth herein at length.

                           12.4 If, in accordance with the provisions of
Paragraph 12.2(a) above, the A.T. Net Group switches customers to other carriers as a result of a system failure, the following provisions shall apply:

                                    (a) The A.T. Net Group shall be required to
give written notice to USFI of the switching indicating the period thereof, the name of the alternate carrier used and the rates charged by it.

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                                    (b) The A.T. Net Group will be required to
use an alternate carrier that is the lowest cost provider available.

                                    (c) USFI-Japan agrees to reimburse A.T. Net
for 70% of its incremental cost (that is, the difference between the rates payable by the A.T. Net to USFI-Japan and the rates, if higher, paid by the A.T. Net Group to the alternate carrier) in using the alternate carrier for as long as the system failure continues except that USFI-Japan shall have no liability
(i) if the system failure is attributable to a force majeure event of a type described in Paragraph 13.2 of the Reseller Agreement or (ii) if interruptions in service, for maintenance, do not exceed six (6) hours per month. USFI-Japan agrees to give A.T. Net advance notice of the periods during which the system will be shut down for maintenance.

                                    (d) USFI-Japan shall have the option, in its
sole discretion, to be released from the liability provisions set forth in Paragraph 12.4(c) above by releasing the A.T. Net Group from the provisions of Paragraph 12.1 above.

                  13. TelePassport Name and Logo

                  A.T. Net acknowledges and agrees that the "TelePassport" name and logo is the property of USFI and its affiliates. A.T. Net agrees to use its best efforts to cause (i) the TelePassport logo to be clearly displayed on its invoices to customers and (ii) such invoices to clearly state that TelePassport is the provider of international long distance service. Such display will be submitted to USFI for prior approval.

                  14. Miscellaneous

                  The parties agree that:

                           14.1 The provisions of this Agreement may be amended
or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by the parties thereto or, in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                           14.2 The headings in this Agreement have been
inserted for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                           14.3 This Agreement may be signed in any number of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the others.

                           14.4 In case any provision in this Agreement shall be
held invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

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                           14.5 This Agreement shall be governed and construed
in accordance with the laws of New York. The parties hereby agree that all disputes or controversies arising out of or in conjunction with this Agreement shall be litigated in the courts of Japan. The prevailing party in any such litigation shall be entitled to an award of reasonable attorneys' fees, costs and disbursements.

                           14.6 This Agreement has been executed and delivered
in a text using the English language.

                           14.7 Any and all notices and other communications
required or provided herein (i) from a member of the USFI-Group to a member of the A.T. Net Group shall be in Japanese and (ii) from a member of the A.T. Net Group to a member of the USFI-Group shall be in English, and in each case shall be deemed to have been duly given if in writing and delivered personally, or given by reputable overnight delivery service, or by telecopier, addressed to the respective parties as follows:

                   (a)     If to USFI, USFI-Japan or USFI Network, to:

                           USFI Network K.K.
                           Ferrare Building, Fifth Floor
                           1-24-15 Ebisu,
                           Shibuya-ku, Tokyo 150
                           JAPAN
                           Attention: Michele Matsuda
                           Telecopier: (03) 5447-8010

                           with a copy to:

                           USFI, Inc.
                           1212 Avenue of the Americas
                           12th Floor
                           New York, New York   10036-9998
                           Attention:  James D. Pearson
                           Telecopier:  (212) 719-2834

                   (b)     If to Asahi or A.T. Net to:

                           Asahi Telecom Co., Ltd.
                           Asahi Telecom Building 3-4-14
                           Nihonbashi-Ningyocho
                           Chuo-ku, Tokyo 103
                           Japan
                           Attention:  Mikiya Nemoto
                           Telecopier:  (03) 5641-5349

                                    (c) If to NTP, to each of the above parties.

Unless otherwise provided, the effective date of all notices shall be the date of receipt thereof. The above addresses may be changed at any time hereafter by the giving of 10 days' prior notice thereof as hereinabove provided.

                           14.8 Any rights granted hereunder to USFI-Network
may, at its sole election, be exercised by any affiliate designated by USFI-Network. Subject to the foregoing, this Agreement shall not be assignable by any party without the consent of the other parties, provided that no such consent shall be required in connection with an assignment of this Agreement together with the transfer of all or substantially all of the assets of the assigning party or in connection with the assignment to an affiliate. No such assignment shall relieve the assigning party from any obligation hereunder.

                           14.9 As used herein, the term "Business Day" means
days in which banks in New York and Tokyo are open for business.

                           14.10 This Agreement constitutes the entire agreement
among the parties concerning the subject matter hereof and supersedes any and all prior and contemporaneous agreements among the parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Securities Purchase Agreement as of the date set forth above.

                                  USFI, INC.


                                  By: /s/ James D. Pearson
                                     ------------------------------------------
                                      Name:  James D. Pearson
                                      Title: President and
                                             Chief Executive Officer


                                  USFI-JAPAN, L.L.C.


                                  By: /s/ James D. Pearson
                                     ------------------------------------------
                                      Name:  James D. Pearson
                                      Title: Manager


                                  USFI NETWORK K.K.


                                  By: /s/ Michele Matsuda
                                     ------------------------------------------
                                      Name:  Michele Matsuda
                                      Title: President


                                  NIHON TELEPASSPORT K.K.


                                  By: /s/ Michele Matsuda
                                     ------------------------------------------
                                      Name:  Michele Matsuda
                                      Title: President


                                  ASAHI TELECOM CO., LTD.


                                  By: /s/ Mikiya Nemoto
                                     ------------------------------------------
                                      Name:  Mikiya Nemoto
                                      Title: Executive Vice President


                                  A.T. NET K.K.


                                  By: /s/ Mikiya Nemoto
                                     ------------------------------------------
                                      Name:  Mikiya Nemoto
                                      Title: Vice President

                                 SCHEDULE 8.4


                                 SHAREHOLDERS

                                  (omitted)





                                 Schedule 8.9


                              MATERIAL CONTRACTS

                                  (omitted)




                                Schedule 8.10


                     INDEBTEDNESS AS OF JANUARY 31, 1997


                                  (omitted)